                                    EXHIBIT 2.4(c)

                       Escrow Agreement dated September 3, 1996,
                  regarding acquisition of Mitre Plc (conformed copy)

                                                                  CONFORMED COPY



                                   ESCROW AGREEMENT


         AGREEMENT dated as of September 3, 1996 among SITEL Corporation, a Minnesota corporation ("Buyer"), Merit Group NV, Burmel Holding NV, Raymond F. Pipe, Peter L.R. Godfrey, Andrew J. Tillard, Martin J. Shields, Margot E.O. Bilton, Katharine M. Mather, James C. White, Glenn Hurley, Thomas A. Fitzherbert ("Sellers"), and Firstar Trust Company, as Escrow Agent ("Escrow Agent").

                                 W I T N E S S E T H:

         WHEREAS, Buyer and Sellers have entered into a Share Purchase Agreement dated June 6, 1996 (as amended, the "Share Purchase Agreement") pursuant to which Buyer has agreed to purchase from Sellers and Sellers have agreed to sell to Buyer 100% of the ordinary shares of Mitre, plc, an English public limited company (the "Company Shares").

         WHEREAS, pursuant to Section 10.2 of the Share Purchase Agreement, Sellers may be obligated to make certain payments to Buyer;

         WHEREAS, Buyer and Sellers have agreed that Buyer shall deposit the Escrow Shares (as defined herein) with the Escrow Agent to be held and applied by the Escrow Agent as provided in this Agreement,

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. (a) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Share Purchase Agreement.

         (b) As used in this Agreement, the following terms shall have the following meanings:

         "Buyer Stock" means the common stock, par value $.001 per share, of Buyer.

         "Escrow Shares" means the aggregate of the Seller Escrow Shares of all the Sellers.


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         "Expiration Date" shall have the meaning set forth in Section 4(d)
hereof.

         "Seller Escrow Shares" means, with respect to each Seller, that number of shares of Buyer Stock representing 10% of the number of shares of Buyer Stock set forth opposite such Seller's name on Schedule 2.1 to the Share Purchase Agreement under the heading "Purchase Consideration".

         SECTION 2. APPOINTMENT OF ESCROW AGENT. Buyer and Sellers hereby appoint the Escrow Agent to act as escrow agent on the terms and conditions set forth herein and in the Share Purchase Agreement, and the Escrow Agent hereby accepts such appointment on such terms and conditions.

         SECTION 3. DEPOSIT OF ESCROW SHARES. In accordance with Section 2.2(d) of the Share Purchase Agreement, on the Completion Date, Buyer shall deliver to the Escrow Agent the Escrow Shares in the form of one or more certificates for 917,055 shares of Buyer Stock to be held and disbursed by the Escrow Agent as provided herein. All certificates representing Escrow Shares shall be delivered to the Escrow Agent endorsed to the order of the Escrow Agent and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, all in form and substance satisfactory to the Escrow Agent. The Escrow Agent shall deposit, upon receipt, the Escrow Shares into a separate account (the "Escrow Account") established for such purpose.

         SECTION 4. RELEASE OF ESCROW SHARES. (a) If the Escrow Agent receives a certificate (or any number of counterparts thereof) signed by Sellers (or their Permitted Transferees) and an officer of Buyer and directing the Escrow Agent as to distribution of all or any part of the Escrow Shares, the Escrow Agent shall immediately distribute such shares from the Escrow Account as directed in such certificate.

         (b) In the event that Buyer has a claim against Sellers for payment pursuant to Section 10.2 of the Share Purchase Agreement, Buyer may deliver to Sellers and to the Escrow Agent a certificate signed by an officer of Buyer (an "Escrow Account Payment Claim") (i) stating that Sellers are obligated to make a payment to Buyer (a "Sellers' Payment") and (ii) specifying the amount of such Sellers' Payment. Any Escrow Account Payment Claim must be received by the


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Escrow Agent no later than 40 days before the Expiration Date (as defined herein).

         (c) On the twentieth business day after receipt by the Escrow Agent of an Escrow Account Payment Claim or, if sooner, the Expiration Date (as defined herein), the Escrow Agent shall, subject to the provisions of Section 7 hereof, distribute to Buyer from the shares then held in the Escrow Account shares having a value (determined pursuant to Section 5 hereof) equal to the amount of the Sellers' Payment as stated in such Escrow Account Payment Claim.

         (d) Subject to Sections 4(c) and 7(c) hereof, if any shares remain on deposit with the Escrow Agent hereunder on the earlier of (i) the first anniversary of the Completion Date, and (ii) completion of the first combined audit of Buyer and Mitre, plc (the "Expiration Date"), the Escrow Agent shall on that date deliver such shares to the Sellers with each Seller receiving the portion of such shares that is equal to the Seller Escrow Shares of such Seller divided by the Escrow Shares.

         (e) Each Seller shall have the option, in respect of any Sellers' Payment which is the subject of any Escrow Account Payment Claim, to pay such amounts in cash.


         SECTION 5. VALUATION OF ESCROW SHARES. For purposes of any delivery of Escrow Shares pursuant to this Agreement, the Escrow Shares shall be valued at the average of the closing prices of the Buyer Stock on the NASDAQ on the Completion Date.

         SECTION 6. CASH PAYMENTS. As soon as practicable after such time as any Seller makes a cash payment pursuant to Section 4(e) or 7(c) hereof (a "Cash Payment"), the Escrow Agent shall release to such Seller that number of Escrow Shares having a value (determined pursuant to Section 5 hereof) equal to the amount of such Cash Payment.

         SECTION 7. DISPUTES. (a) Buyer shall deliver to Sellers a copy of each Escrow Account Payment Claim simultaneously with its delivery to the Escrow Agent. If Sellers object to Buyer's claim for any Sellers' Payment in any Escrow Account Payment Claim, they shall notify (a "Notice of Dispute") Buyer and the Escrow Agent before the sooner of (i) the twentieth business day after receipt of such Escrow Account Payment Claim and (ii) 30 days before the Expiration Date. If Sellers fail to deliver a Notice of Dispute to Buyer and the Escrow Agent before such twentieth business day or 30 days before the Expiration Date, the


                                          3

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number of shares included in such Escrow Account Payment Claim shall be conclusive and binding on all of the parties hereto whereupon the Escrow Agent shall distribute to the Buyer from the Escrow Account the number of shares stated in such Escrow Account Payment Claim. Any Notice of Dispute shall set forth Sellers' calculation of such Sellers' Payment and the Escrow Agent shall be entitled to rely thereon.

         (b) If Buyer and the Escrow Agent receive a Notice of Dispute before the earlier of such twentieth business day and 30 days before the Expiration Date, Buyer and Sellers shall negotiate in good faith and use all reasonable efforts to agree upon the rights of the respective parties with respect to such Sellers' Payment. If Buyer and Sellers shall so agree, a certificate setting forth such agreement shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely upon any such certificate and shall make distribution to Buyer or Sellers, as the case may be, from the Escrow Account in accordance with the terms thereof as provided in Section 4(a).

         (c) If after 10 days following receipt by Buyer and the Escrow Agent of any Notice of Dispute, no final agreement has been reached between Buyer and Sellers, Buyer shall appoint one arbitrator, Sellers OR Seller Representative shall appoint one arbitrator, and the two arbitrators so appointed shall select a third arbitrator. In the event such arbitrators cannot agree upon a third arbitrator, a third arbitrator shall be selected in accordance with the rules as then in effect of the American Arbitration Association. The decision of two of the three arbitrators so appointed (the "Decision") shall be conclusive and binding upon the parties to this Agreement and, notwithstanding anything to the contrary contained herein, the Escrow Agent shall be entitled to rely on such Decision and shall act in accordance with such Decision and make distribution out of the Escrow Account in accordance therewith on the sooner of (i) the 11th day after such Decision (or as soon thereafter as practicable) and (ii) the Expiration Date, PROVIDED that if within 10 days after such Decision and prior to the Expiration Date, any Seller makes a Cash Payment with respect to his portion of the claim, the provisions of Section 6 shall apply to such Seller.
If the arbitrators fail to reach a Decision with respect to any Escrow Account Payment Claim before the Expiration Date, the Escrow Agent shall (i) distribute to the Buyer from the Escrow Account shares having a value (determined pursuant to Section 5 hereof) equal to 50% of the amount of the Sellers' Payment as stated in such Escrow Account Payment Claim, and (ii) distribute to Seller Representative from the Escrow


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Account shares having a value (determined pursuant to Section 5 hereof) equal to
50% of the amount of the Sellers' Payment as stated in such Escrow Account Payment Claim. Any such arbitration shall be held in New York, New York under the rules to be mutually agreed upon by the arbitrator selected by Buyer and the arbitrator selected by Sellers OR Seller Representative or, if no such agreement can be reached, under the rules as then in effect of the American Arbitration Association. Each party to any such arbitration shall pay its own expenses; however, the fees, costs and expenses of the third arbitrator shall be borne by Sellers if the difference between the amount as calculated by the Buyer and the amount as finally determined is less than or equal to the difference between the amount as calculated by the Sellers and the amount as finally determined; otherwise, such fees, costs and expenses shall be borne by Buyer.

         SECTION 8. RIGHT TO VOTE ESCROW SHARES. Sellers shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Escrow Shares, and the Escrow Agent shall, upon receiving a written request from Sellers, deliver to Sellers or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any Escrow Shares registered in the name of the Escrow Agent or its nominee as shall be specified in such request and be in form and substance satisfactory to the Escrow Agent.

         SECTION 9. INTERNAL REVENUE SERVICE FORMS; TAX OWNERSHIP. (a) Within 90 days after receipt of a request therefor from the Escrow Agent, each Seller shall provide the Escrow Agent with the appropriate form prescribed by the Internal Revenue Service certifying that such Seller is entitled to benefits under an income tax treaty to which the United States is a party that exempts such Seller from United States withholding tax or reduces the rate of withholding tax on payments of dividends on the Escrow Shares or certifying that dividends on the Escrow Shares are effectively connected with the conduct of a trade or business in the United States.

         (b) Buyer and each Seller agree (i) that the Sellers are the owners of the Escrow Shares for tax purposes and (ii) any and all dividends paid with respect to the Escrow Shares shall be beneficially owned by Sellers and distributed currently to Sellers.

         SECTION 10. TERMINATION OF ESCROW ACCOUNT. This Agreement shall terminate when the Escrow Agent shall have released from the Escrow Account all shares pursuant to Section 4 hereof.


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         SECTION 11.  ESCROW AGENT.  The Escrow Agent shall have no duty or obligation hereunder other than to take such specific actions as are required of it from time to time under the provisions hereof, and it shall incur no liability hereunder or in connection herewith for anything whatsoever other than as a result of its own gross negligence or willful misconduct. The Escrow Agent shall be entitled to retain counsel to represent such Escrow Agent in any dispute or proceeding arising under or in connection with this Agreement. Sellers (jointly and severally) and Buyer each agree to indemnify, hold harmless and defend the Escrow Agent as to 50% each from and against any and all losses, claims, liabilities and reasonable expenses, including the reasonable fees of its counsel, which it may suffer or incur hereunder, or in connection herewith, except such as shall result solely and directly from its own gross negligence or willful misconduct. The Escrow Agent shall not be bound in any way by any agreement or contract between Buyer and Sellers (whether or not the Escrow Agent has knowledge thereof) and the only duties and responsibilities of the Escrow Agent shall be to hold the Escrow Shares received hereunder and to release such Escrow Shares in accordance with the terms of this Escrow Agreement and the Share Purchase Agreement. The Escrow Agent's fees and expenses for acting as Escrow Agent hereunder are set forth in Schedule I hereto. Buyer on the one hand, and Sellers on the other hand, shall each pay 50% of such fees and expenses.

         SECTION 12.  MISCELLANEOUS


         (a) NOTICES. All notices or other communications to either party hereunder shall be in writing (including telex, telecopy or similar writing) and shall be given,

    if to any Seller, to:

         Mitre plc
         Merit House
         Timothy's Bridge
         Stratford-upon-Avon
         Warwickshire, CV37 9HY
         Attention:  Peter L.R. Godfrey
         Fax:  44-1789-200238


    with a copy to:


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

         Taylor Joynson Garrett
         Carmelite
         50 Victoria Embankment
         Blackfriars
         London EC4Y ODX
         Attention:  Gordon Jackson
         Fax: 44-171-936-2666


    if to Buyer, to:

         SITEL Corporation
         13215 Birch Street
         Suite 100
         Omaha, NE  68164
         Attention:  Barry Majors, Chief Financial Officer
         Fax:  (402) 498-2699

    with a copy to:

         Davis Polk & Wardwell
         450 Lexington Avenue
         New York, New York  10017
         Attention:  William L. Rosoff, Esq.
         Fax:  (212) 450-4800

    if to the Escrow Agent, to:

         Firstar Trust Company
         101 East 5th Street
         St. Paul, MN 55101
         Attention:  Corporate Trust Department,
                     Frank Leslie
         Fax:  (612) 229-6415

         (b) SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

         (c) GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to the conflicts of law rules of such state.

         (d) AMENDMENTS. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.


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         (e)  COUNTERPARTS; EFFECTIVENESS.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

         (f) CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                        SITEL CORPORATION


                        By:  /s/ Barry S. Major
                             -------------------------------
                             Title: Chief Financial Officer


                        MERIT GROUP NV


                        By:  /s/ Henk P. Kruithof
                             -------------------------------
                             Title: Director


                        BURMEL HOLDING NV


                        By:  /s/ Henk P. Kruithof
                             -------------------------------
                             Title: Attorney


                        RAYMOND F. PIPE


                        /s/ Raymond F. Pipe
                        ------------------------------------


                        PETER L.R. GODFREY


                        /s/ Peter L.R. Godfrey
                        ------------------------------------


                        ANDREW J. TILLARD


                        /s/ Andrew J. Tillard
                        ------------------------------------

                        MARTIN J. SHIELDS


                        /s/ Martin J. Shields
                        -----------------------------------


                        MARGOT E.O. BILTON


                        /s/ MEO Bilton, by her attorney,
                        PLR Godfrey
                        ------------------------------------


                        KATHARINE M. MATHER


                        /s/ Katharine Mather, by her
                        attorney, PLR Godfrey
                        ------------------------------------


                        JAMES C. WHITE


                        /s/ J.C. White, by his attorney,
                        PLR Godfrey
                        ------------------------------------


                        GLENN HURLEY


                        /s/ Glenn Hurley
                        ------------------------------------


                        THOMAS A. FITZHERBERT


                        /s/ T.A. Fitzherbert, by his
                        attorney, PLR Godfrey
                        ------------------------------------

                        FIRSTAR TRUST COMPANY
                          as Escrow Agent


                        By:  /s/ William Caruso
                             -------------------------------
                             Name: William Caruso
                             Title: Assistant Vice President



                        By:  /s/ Yvonne Siira
                             -------------------------------
                             Name: Yvonne Siira
                             Title: Assistant Secretary

                                                                      Schedule I



                           ESCROW AGENT'S FEES AND EXPENSES



    A one-time fee of $2,000.00 due at the Completion Date and payable as soon as practicable thereafter. Additional charges may be incurred for extraordinary or special services and out-of-pocket expenses, including but not limited to, reasonable fees and expenses of outside counsel.